EXHIBIT 31.2
CERTIFICATION
PURSUANT TO RULES 13a-14(a) AND 15d-14(a)
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Suresh Krishnaswamy, certify that:
1.I have reviewed this Annual Report on Form 10-K/A of Leafly Holdings, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2022            By:
/s/ Suresh Krishnaswamy
Suresh Krishnaswamy
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)